Exhibit 99.1

Blackstone Credit Increases Regular Distributions for BDCs

•	Blackstone Private Credit Fund (BCRED) to increase monthly distribution to $0.19 per share (for Class I Common Shares1)

•	Blackstone Secured Lending Fund (NYSE: BXSL) to increase quarterly distribution to $0.60 per share

New York, September 7, 2022 – Blackstone Credit today announced the increases of the regular distributions of Blackstone Private Credit Fund (BCRED) and Blackstone Secured Lending Fund (NYSE: BXSL), its business development companies BDCs. BCRED and BXSL are part of the direct lending platform within Blackstone’s $265 billion in AUM2 across Blackstone Credit & Insurance Strategies, the firm’s fastest growing segment.

The regular distribution increases are driven by BCRED and BXSL’s strong earnings, the quality of their respective portfolios and the positive impact from rising interest rates. With nearly 100% of the portfolios invested in floating rate debt which benefits from rising rates, and BCRED and BXSL’s low fee structures, BCRED and BXSL believe this creates an opportunity to raise their regular distributions to more appropriately align with their earnings power.

Blackstone Private Credit Fund Increase in Monthly Distribution

BCRED will increase its regular monthly distribution from $0.1740 per share to $0.1900 per share, which represents a 9.1% annualized distribution yield for Class I Common Shares1 based on the July NAV per share of $25.02. BCRED’s Board of Trustees approved the increase in distribution, which will become effective for the October 2022 monthly distribution with the record date of October 31, 2022 and will be paid on or about November 29, 2022. BCRED also declared its regular monthly distribution in the amount of $0.1740 per share for Class I Common Shares3 with a record date of September 30, 2022, payable on or about October 26, 2022.

Blackstone Secured Lending Fund Increase in Quarterly Distribution

BXSL will increase its regular quarterly distribution from $0.53 per share to $0.60 per share, which represents a 9.3% annualized distribution yield based on second quarter NAV per share of $25.89. BXSL’s Board of Trustees approved the increase in distribution, which will become effective in the third quarter of 2022 and apply to the previously declared quarterly distribution to shareholders of record as of September 30, 2022, payable on November 14, 2022.

About Blackstone Private Credit Fund

Blackstone Private Credit Fund (BCRED) is Blackstone’s non-listed business development company (BDC). Leveraging Blackstone’s institutional-caliber investment approach, BCRED aims to provide income-focused individual investors access to private credit in a continuously offered fund structure. It is part of Blackstone Credit’s $83 billion direct lending platform, which provides privately originated, senior secured, floating rate loans to U.S. and European companies. BCRED is externally managed by a subsidiary of Blackstone (NYSE: BX), a global leader in credit investing.

[1]

For Class S Common Shares, would represent an estimated net distribution of $0.1722 and an estimated 8.3% distribution yield. For Class D Common Shares, would represent an estimated net distribution of $0.1848 and an estimated 8.9% distribution yield.

[2]

The AUM for Blackstone, Blackstone Credit & Insurance or any specific fund, account or investment strategy presented herein may differ from any comparable AUM disclosure in other non-public or public sources (including public regulatory filings) due to, among other factors, methods of net asset value and capital commitment reporting, differences in categorizing certain funds and accounts within specific investment strategies and exclusion of certain funds and accounts, or any part of net asset value or capital commitment thereof, from the related AUM calculations. Certain of these differences are in some cases required by applicable regulation. All figures are subject to change.

[3]

For Class S Common Shares, net distribution declared of $0.1562. For Class D Common Shares, net distribution declared of $0.1688. Represents an 8.3% distribution yield for Class I shares, 7.5% distribution yield for Class S shares and 8.1% distribution yield for Class D shares based on the July NAV per share of $25.02.

About Blackstone Secured Lending Fund

Blackstone Secured Lending Fund (NYSE:BXSL) is a specialty finance company that invests primarily in the debt of private US companies. As of June 30, 2022, BXSL’s fair value of investments was $10.1 billion. BXSL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. BXSL is externally managed by Blackstone Credit BDC Advisors LLC, an SEC-registered investment adviser that is an affiliate of Blackstone Inc. Blackstone Inc., together with its subsidiaries, is the world’s largest alternative investment firm with $941 billion of assets under management as of June 30, 2022.

About Blackstone Credit

Blackstone Credit is one of the world’s largest credit-focused asset managers, with $265 billion in AUM4 across Blackstone Credit & Insurance Strategies. We seek to generate attractive risk-adjusted returns for our clients by investing across the entire corporate credit market, from public debt to private loans. Our capital supports a wide range of companies across sectors and geographies, enabling businesses to expand, invest, and navigate changing market environments.

Forward-Looking Statements

Certain information contained in this communication constitutes “forward-looking statements” within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “can,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction,” “identified” or the negative versions of these words or other comparable words thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements regarding future performance, statements regarding economic and market trends and statements regarding identified but not yet closed investments. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. BCRED and BXSL believe these factors also include but are not limited to those described under the section entitled “Risk Factors” included in their respective periodic filings with the Securities and Exchange Commission (the “SEC”) and (in the case of BCRED) in its prospectus, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BCRED’s or BXSL’s filings). Except as otherwise required by federal securities laws, BCRED and BXSL undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

Contacts

Media

Mariel Seidman-Gati

Mariel.seidmangati@blackstone.com

+1 917-698-1674

[4]

The AUM for Blackstone, Blackstone Credit & Insurance or any specific fund, account or investment strategy presented herein may differ from any comparable AUM disclosure in other non-public or public sources (including public regulatory filings) due to, among other factors, methods of net asset value and capital commitment reporting, differences in categorizing certain funds and accounts within specific investment strategies and exclusion of certain funds and accounts, or any part of net asset value or capital commitment thereof, from the related AUM calculations. Certain of these differences are in some cases required by applicable regulation. All figures are subject to change.